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                                                                   EXHIBIT 10.1

                             ADVERTISING AGREEMENT

     This Advertising Agreement (this "Agreement"), dated as of ________________ 1999, is made by and between HomeGrocer.com. Inc., a Delaware corporation ("HomeGrocer") and Amazon.com LLC ("Amazon.com"), a Delaware limited liability company. In consideration of the mutual promises contained in this Agreement, HomeGrocer and Amazon.com hereby agree as follows:

     1. Advertising Activities. During the Term, in consideration of HomeGrocer's making the payments specified in Section 2 below, Amazon.com will conduct the advertising activities specified on Exhibit A.

     2. Payments. HomeGrocer will pay Amazon.com an aggregate sum of ten million dollars ($10,000,000) (the "Aggregate Payment"), as follows: As of the last day of each of the eight (8) calendar quarters following December 31, 1999 (i.e., each of March 31, 2000; June 30, 2000; September 30, 2000; December 31,
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2000; March 31, 2001; June 30, 2001; September 30, 2001; and December 31, 2001),
HomeGrocer will pay Amazon.com the sum of one million two hundred and fifty thousand dollars ($1,250,000); provided, however, that notwithstanding the foregoing, if at any time prior to September 30, 2001, Amazon.com has delivered two million (2,000,000) Advertising Mailings (as defined on Exhibit A) to existing Amazon.com customers, and Amazon.com so notifies HomeGrocer, HomeGrocer will pay Amazon.com the entire outstanding balance of the Aggregate Payment as of the last day of the calendar quarter in which Amazon.com has delivered the two millionth (2,000,000th) Advertising Mailing, and thereafter HomeGrocer shall have no obligation to make any further payments pursuant to this Agreement.


     3. License. HomeGrocer hereby grants Amazon.com a non-exclusive, worldwide license to use, reproduce, publish, publicly perform and publicly display HomeGrocer's trademarks, tradenames, other proprietary marks and copyrighted materials supplied by HomeGrocer, during the term of this agreement solely in connection with the performance of the advertising activities specified on Exhibit A. All goodwill arising out of any use of any trademarks, tradenames or proprietary marks of HomeGrocer by Amazon.com will inure solely to the benefit of HomeGrocer.

     4. HomeGrocer Records and Reporting. During the Term and for a period of six (6) months thereafter: (a) HomeGrocer will use commercially reasonable efforts to ensure that its ordering mechanism tracks, and HomeGrocer maintains accurate and complete records of the unique individual URL and the identity of each recipient of any Advertising Mailing who accesses the web site located at www.homegrocer.com (or any successor or replacement thereto) (the "HomeGrocer
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Site") and any other person or entity who accesses the HomeGrocer Site by reason of any links, advertising placements or other advertising efforts undertaken by Amazon.com in its sole discretion (collectively,"Amazon.com-Delivered Users"); and (b) HomeGrocer will use commercially reasonable efforts to maintain accurate and complete records of the number of Amazori.com-Delivered Users who place any order on or through the HomeGrocer Site (including, without limitation, as a percentage of the total number of Amazon.com-Delivered Users), the dates of any such orders by Amazon.com-Delivered Users in the aggregate (the information and data specified in subparagraphs (a) and (b) above,


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collectively, the "HomeGrocer Customer Information"). Beginning January 1, 2000,
within 30 days after the end of each quarter of the Term, HomeGrocer will deliver to Amazon.com a written statement setting forth: (aa) the HomeGrocer Customer Information in the aggregate for the preceding quarter and for the Term to date; (bb) all other aggregated tracking information collected by HomeGrocer relating to Amazon.com-Delivered Users to the extent permissible under the parties' respective privacy policies; and (cc) such other aggregated information regarding purchases and other activity on the HomeGrocer Site by Amazon.com-Delivered Users as Amazon.com may reasonably request to the extent permissible under the parties' respective privacy policies. Amazon.com may, at its expense, examine or audit HomeGrocer's records related to Amazon.com-Delivered Users no more than once every twelve months. Any such audit will be conducted, to the extent possible, in a manner that does not unreasonably interfere with HomeGrocer's business operations.

     5. Term and Termination. The term of this Agreement (the "Term") shall commence as of date set forth above and shall continue until January 1, 2002. Either party may terminate this Agreement upon not less than thirty (30) days' prior written notice to the other party of any breach by such other party which is not cured within such thirty (30) day period. Upon any termination or expiration of this Agreement, only the rights and obligations of the parties under Sections 6, 7, 8, 9, 10, 11, 12 and 13 will survive such termination or expiration.

     6. Indemnification. HomeGrocer or Amazon.com, as applicable (in either case, the "Indemnifying Party") will defend and indemnify the other party and its affiliates against any third party claim, to the extent arising out of or in connection with (a) the operation of the web site located at the URL http://www.amazon.com (in the case of Amazon.com as the Indemnifying Party) or
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the HomeGrocer Site (in the case of HomeGrocer as the Indemnifying Party), or
(b) any breach of this Agreement by the Indemnifying Party. The Indemnifying Party will pay any award against the other party and any costs and attorneys' fees reasonably incurred by the other party and its affiliates resulting from any such claim; provided, that the party seeking indemnification (a) gives the Indemnifying Party prompt written notice of the claim, (b) cooperates with the Indemnifying Party (at the Indemnifying Party's expense) in connection with the defense and settlement of the claim, and (c) permits the Indemnifying Party to control the defense and settlement of the claim, provided that the Indemnifying Party may not settle the claim without the indemnified party's prior written consent (which will not be unreasonably withheld). The indemnified party (at its cost) may participate in the defense and settlement of the claim.

     7. Warranty Exclusion; Limitation of Liability. NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES IN RELATION TO THIS AGREEMENT, ANY WEB SITES OWNED OR OPERATED BY IT OR ITS PERFORMANCE HEREUNDER, INCLUDING (WITHOUT LIMITATION) IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AMAZON, COM SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE AMOUNT OF REVENUES OR OTHER ECONOMIC OR NON-ECONOMIC BENEFITS THAT HOMEGROCER MAY OBTAIN THROUGH ITS PARTICIPATION IN THIS AGREEMENT. NEITHER PARTY WILL BE LIABLE TO THE

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OTHER FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT.

     8. Independent Contractors. The parties are independent contractors, and this Agreement will not be construed to create a partnership, joint venture or other relationship. Neither party will have, or hold itself out to third parties as having, any authority to bind or enter into any agreement on the other party's behalf.

     9. Compliance with Laws. In performing this Agreement, each party will comply with all applicable laws, regulations, orders and other requirements of any governmental authority, now or hereafter in effect. Without limiting the generality of the foregoing, each party will be responsible for collection and payment of such taxes as may be imposed upon such party in the first instance with respect to any compensation paid or received or transactions under this Agreement.

     10. Notices. Any notice or other communication under this Agreement given by a party to the other party must, in order to be effective, be in writing and be sent to the intended recipient by registered letter, receipted commercial courier, or electronically receipted facsimile transmission (acknowledged in like manner by the intended recipient) at its address specified below, and with a copy to the same address addressed Attn: General Counsel. Either party may change its address for notices by delivery of written notice in accordance with this Section 10.

     11. Assignment. Except as provided in the next sentence, neither party may assign this Agreement or its rights hereunder, in whole or in part, or delegate any of its obligations under this Agreement, without the other party's prior written consent, except that either party may assign this Agreement to any of its corporate affiliates or in connection with any merger, consolidation, reorganization, sale of all or substantially all of its assets or similar transaction, provided that the assignee agrees in writing to be bound by all the terms and conditions of this Agreement. Notwithstanding the foregoing, Amazon.com may assign its rights to receive payments hereunder to any person or entity without restriction. No assignment or delegation of this Agreement or any rights or obligations hereunder shall relieve the assigning or delegating party of its obligations under this Agreement in the event of non-performance by its assignee or delegate. Subject to the foregoing, this Agreement will be binding on and enforceable by the parties and their respective successors and permitted assigns.

     12. Confidentiality. The terms of this Agreement are the confidential and proprietary information of Amazon.com, and HomeGrocer will maintain the same in strict confidence and not disclose the same to any third party (except as required in filings with the Securities and Exchange Commission, provided that HomeGrocer, in consultation with Amazon.com, uses reasonable efforts to seek confidential treatment of the material terms and conditions of this Agreement). The HomeGrocer Customer Information is confidential and proprietary information of HomeGrocer.com, and Amazon.com will maintain the same in strict confidence and not disclose the same to any third party other than Amazon.com's 100% owned subsidiaries (except as required by applicable law or regulation, provided that Amazon.com, in consultation with HomeGrocer, uses reasonable efforts to seek confidential treatment of the same), unless such information enters the public domain through no fault of Amazon.com. Neither party will issue

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any press releases, make any other public disclosures regarding this Agreement or the relationship of the parties, or, except as permitted by Section 3, use any of the other party's trademarks, tradenames, other proprietary marks or copyrighted materials without such other party's prior written consent.

     13. Miscellaneous. This Agreement (a) represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous or contemporaneous oral or written agreements regarding such subject matter, (b) may be amended or modified only by a written instrument signed by a duly authorized agent of each party, and. (c) will, be governed by the laws of the State of Washington, without reference to its choice of law rules. No failure or forbearance by either party to insist upon or enforce performance by the other party of any of the provisions of this Agreement or to exercise any rights or remedies under this Agreement or otherwise available at law or equity shall be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision, right, or remedy in that or any other instance; rather the same shall be and remain in full force and effect.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the later date set forth below.

     AMAZON.COM:                             HOMEGROCER:
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     Amazon.com LLC                          HomeGrocer.com, Inc.


     By:    /s/ Randy Tinsley                By:     /s/ Mary Alice Taylor
        -------------------------------         --------------------------------

     Title: VP of Business Development       Title:  Chairman and CEO
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     Date:  11/18/99                         Date:   11/18/99
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     Address:                                Address:
     1200 12/th/ Avenue South                     10230 NE Points Drive
     Seattle, WA 98144                            Kirkland, WA 98033

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